UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

Westell Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27266	36-3154957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 North Commons Drive, Aurora, Illinois 60540
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2013, Richard S. Cremona was appointed as Senior Vice President and Chief Operating Officer of Westell Technologies, Inc. ( the "Company" or "Westell"), effective July 1, 2013.

Since Westell acquired Kentrox, Inc. ("Kentrox") on April 1, 2013, Mr. Cremona has served as Senior Vice President, Kentrox Division of Westell. Prior to joining Westell, Mr. Cremona, 56, served as President and Chief Executive Officer of Kentrox for more than five years and also served on the Board of Directors of Kentrox. Mr. Cremona currently serves on the Board of Directors and Compensation Committee of Wireless Telecom Group, Inc. (NYSE: WTT) and the Board of Directors of Teko Hardware.

Under the terms of an offer letter dated June 19, 2013 (the "Offer Letter"), Mr. Cremona will receive an annual base salary of $325,000 per year.

Mr. Cremona is eligible to receive an incentive bonus annual target of 60% of base salary ($195,000) based upon the achievement of performance goals developed for each year by the Company's Board and Compensation Committee.

Mr. Cremona is also eligible to receive a relocation bonus of $35,000.

On the effective date of his service as Senior Vice President and Chief Operating Officer, Mr. Cremona will receive the following grants pursuant to the Company’s 2004 Stock Incentive Plan (the "2004 Stock Incentive Plan"):

Restricted Stock Units (RSUs) (#)	Options (#)	Performance Stock Units (PSUs) at Target (#)
200,000	90,000	40,000

The RSUs and stock options (of the Company's Class A Common Stock) will vest 25% per annum on the anniversary of the grant date, based upon continued employment. Upon vesting, the RSUs convert into shares of Class A Common Stock of the Company on a one-for-one basis.

The number of PSUs earned, if any, can range between 0% to 200% of the target amount reported in the table above, depending on actual Company performance for fiscal years 2014 through 2017 (the "Performance Period"). Following the close of each fiscal year in the Performance Period, the Committee will determine if any PSUs have been earned for that fiscal year on the "Certification Date," which is the date the Company's audited financial statements for the previous fiscal year are accepted by the Audit Committee. Any PSUs earned vest in annual increments during the Performance Period. Upon vesting, the PSUs convert into shares of Class A Common Stock of the Company on a one-for-one basis.

If the Company terminates Mr. Cremona’s employment without cause, he will be entitled to receive as severance a lump-sum payment equal to 50% of the sum of: (A) one year’s base salary, and (B) Mr. Cremona's target cash bonus, as applicable, for the fiscal year in which the termination occurs.

Mr. Cremona is subject to a non-solicitation covenant with respect to the Company’s employees for one year following termination of his employment whether or not he is entitled to severance pay.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. On June 26, 2013, the Company issued a press release announcing Mr. Cremona’s appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter for Richard S. Cremona.

99.1	Press release dated June 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.
Date: June 26, 2013	By:	/s/ Amy T. Forster
Amy T. Forster
Interim Chief Financial Officer, VP and Corporate Controller

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter for Richard S. Cremona.
99.1	Press release dated June 26, 2013.